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                                                                       Exhibit 5

                            JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement for inclusion as an exhibit to a Schedule 13D with respect to the Class A Common Stock, par value $.01 per share, of CBRE Holding, Inc. to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file such Schedule 13D, and any amendments or supplements thereto, jointly on behalf of each such party.

Dated: July 30, 2001

RCBA GP, L.L.C.                               RCBA STRATEGIC PARTNERS, L.P.

                                              By:  RCBA GP, L.L.C.
                                                   its general partner

By:  /s/ Murray A. Indick                     By:  /s/ Murray A. Indick
     ---------------------------                   ---------------------------
     Murray A. Indick                              Murray A. Indick
     Member                                        Member

BLUM STRATEGIC GP II, L.L.C.                  BLUM STRATEGIC PARTNERS II, L.P.

                                              By:  Blum Strategic GP II, L.L.C.
                                                   its general partner

By:  /s/ Murray A. Indick                     By:  /s/ Murray A. Indick
     ---------------------------                   ---------------------------
     Murray A. Indick, Member                      Murray A. Indick, Member

     /s/ Murray A. Indick
     ---------------------------
     RICHARD C. BLUM

By:  Murray A. Indick, Attorney-in-Fact